                                     EXHIBIT 10

                               AMENDED AND RESTATED
                           AGREEMENT AND PLAN OF MERGER
                                       AND
                              PLAN OF REORGANIZATION


     THIS AMENDED AND RESTATED AGREEMENT and PLAN OF MERGER and PLAN OF REORGANIZATION, (the "Agreement"), is made as of February 12, 1997, between and among NewGen Systems Acquisitions Corporation, a California corporation ("NewGen"), NewGen Imaging Technologies Corp., a Nevada corporation ("PCPI Sub") and Personal Computer Products, Inc., a Delaware corporation ("PCPI") and the holder of all of the issued and outstanding capital stock of PCPI Sub.

                                      RECITALS

     WHEREAS, the parties hereto entered into (i) an Agreement and Plan of Merger and Plan of Reorganization dated as of January 27, 1997 (the "Agreement of Merger"), (ii) Amendment No. 1 to the Agreement of Merger entered into as of February 7, 1997 ("Amendment No. 1"), and (iii) Amendment No. 2 to the Agreement of Merger entered into as of February 12, 1997 ("Amendment No. 2") (Amendment No. 1 and Amendment No. 2, together with the Agreement and Plan of Merger, the "Prior Agreement");

     WHEREAS, the parties hereto desire to amend and restate the Prior Agreement as herein provided to clarify the understanding of the parties; and

     WHEREAS, it is deemed advisable and in the best interests of each of NewGen, PCPI Sub and PCPI and of their respective stockholders that PCPI Sub be merged into NewGen pursuant to the General Corporation Law of the State of Nevada (the "Nevada Statute") and the General Corporations Law of the State of California (the "California Statute") in a transaction that would qualify as a "reorganization" as


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

that term is used in Section 368 of the Internal Revenue code of 1986, as amended (the "Code"), and upon the terms and conditions contained in this Agreement.

                                      AGREEMENT

     NOW, THEREFORE, NewGen, PCPI Sub and PCPI hereby agree as follows:

                                      ARTICLE 1
                                      THE MERGER

     1.1 CONSTITUENT, SURVIVING CORPORATIONS. NewGen and PCPI shall be the constituent corporations to the Merger (such term and certain other capitalized terms used herein are defined in Section 6.1 hereof). At the Effective Time, PCPI Sub shall be merged into NewGen in accordance with the California Statute and the Nevada Statute, and NewGen shall be the surviving corporation of the Merger (herein sometimes called the "Surviving Corporation"). The name, identity, existence, rights, privileges, powers, franchises, properties and assets of NewGen shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of PCPI Sub shall cease, and all of the rights, privileges, powers, franchises, properties and assets of PCPI Sub shall be vested in NewGen.

     1.2 ARTICLES OF INCORPORATION; BYLAWS. The Restated Articles of Incorporation of NewGen, as in effect immediately prior to the Effective Time, shall thereafter continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until amended as provided therein or by law. The Bylaws of NewGen in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until amended or repealed as provided therein or by law.

     1.3 DIRECTORS AND OFFICERS. The shareholders of NewGen will have the right to designate two (2) individuals, Frank Kavanaugh and Al Dubrow, to be nominated by PCPI to serve on PCPI's Board of Directors.

     1.4   CONVERSION, ETC. OF NEWGEN STOCK

           1.4.1 CONVERSION OF COMMON STOCK. At the Effective Time, all shares of NewGen Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive an aggregate of ten million seven hundred and fifty thousand (10,750,000) fully paid, nonassessable, unregistered shares of PCPI Common Stock.

           1.4.2 ISSUANCE OF PCPI SECURITIES. Subject to the terms and conditions hereof, immediately prior to the Effective Time, PCPI shall issue and deliver to American Stock Transfer and Trust, as exchange agent for the Merger (the "Exchange Agent"), certificates and/or instructions representing the number of shares of PCPI Common Stock into which the shares of NewGen Common Stock outstanding at the Effective Time are to be converted in accordance with Sections 1.4.1 hereof.

           1.4.2 ISSUANCE OF NEW CERTIFICATES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of NewGen capital stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Each holder of a Certificate or Certificates shall be entitled to receive, upon surrender to the Exchange Agent of the Certificate or Certificates for cancellation, together with such letter of transmittal duly executed, and subject to any required withholding of taxes, the PCPI securities into which the shares previously represented by such Certificate or Certificates shall have been converted in the Merger. Until surrendered to the Exchange Agent, each Certificate shall be deemed for all NewGen corporate purposes to evidence only the right to receive upon such surrender the PCPI securities into which the shares represented thereby have been converted, subject to any required withholding of taxes.

     1.5 CONVERSION OF NEWGEN COMMON STOCK. At the Effective Time, all of the shares of NewGen Common Stock (including any options, warrants or other instruments which would otherwise be convertible into Common Stock of NewGen) outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into ten million seven hundred and fifty thousand (10,750,000) shares of Common Stock of PCPI.

     1.6 NEWGEN STOCK OPTIONS. At the Effective Time, all options then outstanding under the NewGen Stock Option Plans shall be canceled as of the Effective Time.

     1.7 CONVERSION OF PCPI SUB STOCK. At the Effective Time, all of the outstanding shares of Common Stock of PCPI Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into an equal number of shares of the Common Stock of NewGen. Such shares will not be subject to Sections 1.4.1, 1.4.2 or 1.5 hereof and shall constitute all of the outstanding Common Stock of NewGen immediately following the Effective Time.

     1.8 CLOSING OF TRANSFER BOOKS. At the Effective Time the transfer books for NewGen capital stock shall be closed, and no transfer of shares of NewGen capital stock shall thereafter be made on such books.

                                      ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES OF NEWGEN


Except as set forth as Schedule 2 hereto (the "NewGen Reports") NewGen represents and warrants to PCPI and PCPI Sub as follows:

     2.1 CORPORATE STATUS OF NEWGEN. NewGen is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except as described in the NewGen Reports and except where failure to be so qualified would not have a material adverse effect on the financial condition, business or operations of NewGen taken as a whole.

     2.2 CAPITAL STOCK. The authorized capital stock of NewGen consists of twenty million (20,000,000) shares of NewGen Common Stock. All of the outstanding shares of NewGen Common Stock have been validly issued and are fully paid and nonassessable. As of December, 31, 1996, NewGen had reserved shares of NewGen Common Stock for issuance pursuant to the NewGen Stock Option Plans; issuance upon conversion of Subordinated Convertible Notes Payable; and for issuance upon conversion of amounts Due to Seller. Except with respect to such shares, NewGen does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating NewGen to issue or sell shares of its capital stock or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock.

     2.3 AUTHORITY FOR AGREEMENT. NewGen has the corporate power to enter into this Agreement and to carry out its obligations hereunder. Except for approval of this Agreement by NewGen shareholders in accordance with Section 4.5 hereof, no other corporate proceedings on the part of NewGen are necessary to authorize this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation of or default under, or in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision (a) of the Articles of Incorporation, Bylaws or other organizational documents of NewGen, or (b) of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NewGen, or any of their respective properties, except as noted in the second following sentence (and except where such conflict violation, etc. would not result in loss or damage to NewGen or its Subsidiaries in excess of $20,000), or (c) except as described in the NewGen Reports, constitute an event under any employee benefit plan or arrangement or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), any acceleration of payment or funding or vesting, or any increase in benefits or compensation. Except as described in the NewGen Reports, the consummation of the transaction contemplated hereby will not require NewGen to obtain the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above. Other than in connection with or in compliance with the provisions of the Nevada Statute, the California statute, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution and delivery of this Agreement by NewGen or the consummation by NewGen of the transactions contemplated hereby.

     2.4 STATEMENTS, DOCUMENTS AND REPORTS. NewGen has previously furnished to PCPI certain written disclosures under cover of letters dated December 27, 1996, January 6, 1997 and January 15, 1997 and its audited financial statements as of and for the six month period ended December 31, 1996 which shall be included as part of the NewGen Reports. Each of the balance sheets included in the NewGen Reports (including any related notes and schedules) fairly presents the consolidated financial position of NewGen as of its date and the other financial statements included in the NewGen Reports (including any related notes and schedules) fairly presents the consolidated results of operations or other information included therein of NewGen for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Except as and to the extent reflected, reserved against or otherwise disclosed in NewGen's consolidated balance sheet at December 31, 1996 (including the notes thereto), or as otherwise disclosed in the NewGen Reports, NewGen, to the best of its knowledge, did not have at such date and does not now have any liabilities or obligations of any kind (other than non-monetary performance obligations under the NewGen Material Contracts), whether accrued, absolute, asserted or unasserted, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have a material adverse effect on the business, financial condition or prospects of NewGen. This Agreement does not contain, and none of the NewGen Reports contained as of its date with respect to NewGen, any untrue statement of a material fact or any omission to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


2.5 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as described in the NewGen Reports, since December 31, 1996 NewGen has not;

           (a) undergone any change in its financial condition, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to NewGen taken as a whole;

           (b) experienced any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its prospects, properties or businesses;

           (c) declared, set aside or paid any dividend (whether in cash, stock or property) with respect to the capital stock of NewGen;

           (d) entered into, or materially amended, a material employment agreement or severance agreement or effected (other than normal increases in the ordinary course of its business that are consistent with past practices and that, in the aggregate, have not resulted in a material increase in benefits or compensation expense) any material increase in the compensation payable or to become payable to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees;

           (e) entered into any material transaction other than in the ordinary course of business;

           (f) waived any valuable right or any material debt owed to it;

           (g) changed or amended any material contract or arrangement by which it or any of its assets or properties is bound or subject;

           (h) materially changed its accounting methods, principles or practices; or

           (i) other than in the ordinary course of business consistent with past practices, materially revalued any of its assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable.

     2.6 COMPLIANCE WITH APPLICABLE LAW. The businesses of NewGen is not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, business or operations of NewGen taken as a whole.

     2.7 TITLE TO PROPERTY AND ASSETS. NewGen owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair NewGen's ownership or use of such property or assets. With respect to the property and assets it leases, NewGen is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.8 LITIGATION. Except as described in the NewGen Reports, (a) to NewGen's knowledge no material investigation or review by any governmental entity with respect to NewGen is pending or threatened, nor has any governmental entity indicated to NewGen an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of NewGen's knowledge, threatened against NewGen at law or in equity, or before any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which (i) seeks to enjoin or otherwise attacks this Agreement or the transactions contemplated hereby, or (ii) either singly or in the aggregate are not expected to have any material adverse effect on the financial condition, business or operations of NewGen taken as a whole.

     2.9 TAX MATTERS. NewGen has timely filed all Federal, state, local and foreign tax returns required to be filed by them or on their behalf. All taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the NewGen balance sheets included in the NewGen Reports. The accruals for taxes reflected on such NewGen balance sheets are adequate for all unpaid Federal, state, local or foreign taxes (including interest and penalties, if any, thereon) due or which will become due for any period commencing prior to the date of such NewGen balance sheets.

     2.10 EMPLOYEE BENEFIT PLANS. There are no bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any former or current director, consultant, officer or employee between NewGen and any directors or executive officers of NewGen.

     The NewGen Reports set forth a list of each employee benefit plan, policy, program or contract including, but not limited to, all such plans, policies and programs that are covered by Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained or contributed to by NewGen for the benefit of, or pursuant to which NewGen has any liability with respect to, any current or former employees of NewGen (an "NewGen Employee Plan") and any trust (including a trust intended to qualify under Section 501 (c)(9) of the Code).

     Each NewGen Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, the Code (if applicable) and ERISA (if applicable). Neither NewGen, the NewGen Employee Plans nor any of their respective current or former directors, officers, employees or agents have, with respect to any NewGen Employee Plan, engaged directly or indirectly in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

     NewGen neither provides nor has represented, promised or contracted (whether in oral or written form) to any employee or former employee (either individually or to employees or former employees as a group) that such employee(s) or former employees are, or would be, provided with post-retirement medical, dental, welfare or life insurance benefits upon their retirement.

     2.11 NEWGEN SUPPLIED INFORMATION. None of the information relating to NewGen to be supplied by NewGen in writing expressly for inclusion in any filing made with the U.S Securities and Exchange Commission ("Commission"), including any amendments or supplements thereto, will, at the time of filing thereof with the Commission, at the time of the meeting of NewGen shareholders to be held in connection with the merger, or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.12 INTELLECTUAL PROPERTY. The NewGen Reports list all patents, trademarks, trade names, trademark and trade name registrations, copyright registrations and all pending applications for any of the foregoing (collectively, "Rights") owned by NewGen and any licenses or Rights granted by or to NewGen. Except as set forth in the NewGen Reports, to the best of NewGen's knowledge, NewGen owns or is licensed to use the Rights, trade secret rights and other proprietary rights necessary for the conduct of its business as currently conducted, or it can obtain licenses therefor upon commercially reasonable terms, all without infringement of the rights of others, and to the best of NewGen's knowledge no person is infringing upon the Rights, trade secret rights and other proprietary rights owned by NewGen or used by NewGen.

     2.13 MATERIAL CONTRACTS. All contracts, agreements and instruments to which NewGen is a party, which involve future revenue to or payments by NewGen that are material, are listed in the NewGen Reports (collectively, the "NewGen Material Contracts"). Except as set forth in the NewGen Reports, all the NewGen Material Contracts to which NewGen is a party are in full force and effect in all material respects. NewGen has no notice that any party to any such NewGen Material Contract intends to cancel, withdraw, modify or amend such NewGen Material Contract. NewGen is not in material default or breach, and no event has occurred or shall occur by reason of the transactions contemplated herein which would constitute a default or breach, where such default or breach would entitle another party hereto to accelerate or terminate such NewGen Material Contract or otherwise impose a material penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event), under any NewGen Material Contract.

     2.14 FEES. NewGen has not paid nor become obligated to pay any investment banking, brokerage or finders fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby or any other transaction of the type contemplated hereby.


                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES
                                 OF PCPI AND PCPI SUB

Except as set forth in Schedule 3 hereto (the "PCPI Reports") PCPI and PCPI Sub represent and warrant to NewGen as follows;

     3.1 CORPORATE STATUS OF PCPI AND PCPI SUBSIDIARIES. PCPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the financial condition, business or operations of PCPI and its Subsidiaries taken as a whole.

     3.2 CAPITAL STOCK. The authorized capital stock of PCPI consists of 100,000,000 shares of PCPI Common Stock, $0.005 par value, of which 35,220,890 shares were outstanding on December 31, 1996; 7,500 authorized shares of PCPI 5% Preferred Stock of which 947 shares were outstanding on December 31, 1996; 117 authorized shares of PCPI 5% Series B Preferred Stock of which 116.2 shares were outstanding on December 31, 1996; and 2,383 authorized shares of PCPI Preferred Stock none of which were outstanding on December 31, 1996 ("Shares"). All of the outstanding Shares have been validly issued and are fully paid and nonassessable. As of December 31, 1996, PCPI (a) had reserved up to 6,800,944 authorized but unissued shares of PCPI Common Stock for issuance upon exercise of stock options outstanding pursuant to PCPI's stock option plans, (b) had reserved up to 2,500,000 authorized but unissued shares of PCPI Common Stock for issuance upon purchase under PCPI's stock purchase plan; (c) had reserved up to 12,091,354 authorized but unissued shares of PCPI Common Stock for issuance upon exercise of certain warrants, (d) had reserved up to 322,581 authorized but unissued shares of PCPI Common Stock for issuance upon conversion of the Convertible Debentures, (e) had reserved up to 270,572 authorized but unissued shares of PCPI Common Stock for issuance upon conversion of PCPI 5% Preferred Stock; (f) had reserved up to 1,106,667 authorized but unissued shares of PCPI Common Stock for issuance upon conversion of PCPI 5% Series B Preferred Stock. Except with respect to such 58,313,008 shares, PCPI does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating PCPI to issue or sell shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock; provided, however, that PCPI may in the business judgment of its Board of Directors issue and sell additional equity securities before or after the Effective Time.

     3.3 SUBSIDIARIES. The PCPI Annual Report on Form 10-KSB for the year ended June 30, 1996 heretofore delivered by PCPI to NewGen, together with all items incorporated by reference therein and all exhibits thereto, sets forth each Subsidiary of PCPI. Except as is disclosed in the PCPI Reports, PCPI owns, directly or indirectly, all of the outstanding capital stock of, or other equity interests in, each of its subsidiaries free and clear of all liens, charges, pledges, security interests or other encumbrances and all of such capital stock or other equity interests has been duly authorized and validly issued and is fully paid and nonassessable. Except as otherwise disclosed in the PCPI Reports, none of such Subsidiaries has any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating it to issue or sell any shares of its capital stock, or any other equity interest, or any securities or obligations convertible into or exercisable or exchangeable for, any shares of capital stock of, or any other equity interest in, such Subsidiary. Each such Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has corporate power and authority to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of its business or the ownership of its properties or both makes such qualification necessary, except where failure to be so organized, to have such power or authority or to be so qualified would not have a material adverse effect on the financial condition, business or operations of PCPI and its Subsidiaries taken as a whole.

     3.4 NEWGEN IMAGING TECHNOLOGIES CORPORATION ("PCPI SUB") CORPORATE STATUS. NewGen Imaging Technologies Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The authorized capital stock of PCPI Sub consists of 10,750,000 shares of Common Stock, $.001 par value, all of which are duly authorized, validly issued and outstanding, fully paid and nonassessable, and are owned of record and beneficially by PCPI, free and clear of all liens, charges, pledges, security interests or other encumbrances. There are no outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating PCPI Sub to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

     3.5 AUTHORITY FOR AGREEMENT. PCPI and PCPI Sub have the corporate power to enter into this Agreement and to carry out their obligations hereunder. No further corporate proceedings on the part of PCPI or PCPI Sub are necessary to authorize this Agreement and the transactions contemplated hereby, except for approval of this Agreement by the sole stockholder of PCPI Sub (which PCPI covenants to accomplish). The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation of or default under, or in any right to accelerate or the creation of any lien, charge or encumbrance pursuant to, any provision of the Certificate of Incorporation, Bylaws or other organizational documents of PCPI, PCPI Sub or any other Subsidiaries of PCPI, or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PCPI, PCPI Sub or any other Subsidiaries of PCPI, or any of their respective properties, except as noted in the second following sentence, or constitute an event under any employee benefit plan or arrangement or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), any acceleration of payment or funding or vesting, or any increases in benefits or compensation. The consolidation of the transaction contemplated hereby will not require PCPI to obtain the consent or approval of any other party to any of the above or affect the validity or effectiveness of any of the above. Other than in connection with or in compliance with the provisions of the Nevada Statute, the California Statute, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution and delivery of this Agreement by PCPI or PCPI Sub or the consummation by PCPI or PCPI Sub of the transactions contemplated hereby.

     3.6 NEW SECURITIES. The shares of PCPI Common issuable pursuant to the Merger have been duly and validly authorized and when issued pursuant to the Merger will be validly issued, fully paid, and nonassessable and shall be issued in accordance with all applicable federal and state securities laws.

     3.7 ANNUAL AND QUARTERLY REPORTS AND OTHER DISCLOSURES. PCPI has previously furnished to NewGen (a) true and complete copies of (i) its Annual Reports on Form 10-KSB filed with the Commission for each of the three fiscal years ended June 30, 1994 through 1996, inclusive, (ii) its Quarterly Report on Form 10-QSB filed with the Commission for the fiscal quarter ended September 30, 1996, (iii) definitive proxy statements filed by PCPI with the Commission on August 21, 1996 and December 27, 1996, (iv) each Current Report on Form 8-K filed by PCPI with the Commission on or after January 1, 1996, and (v) each document, if any, filed by any Subsidiary of PCPI with the Commission on or after January 1, 1996, and (b) certain other written disclosures (all of which are included in the PCPI Reports). Each of the PCPI Reports which was filed with the Commission complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each of the balance sheets included in the PCPI Reports (including any related notes and schedules) fairly presents the consolidated financial position of PCPI as of its date and the other financial statements included in the PCPI Reports (including any related notes and schedules) fairly present the consolidated results of operations or other information included therein of PCPI for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, ln each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Except as and to the extent reflected, reserved against or otherwise disclosed in PCPI's consolidated balance sheet at June 30, 1996 (including the notes thereto), or as otherwise disclosed in the PCPI Reports, PCPI, to the best of its knowledge, did not have at such date and does not now have any liabilities or obligations of any kind (other than non-monetary performance obligations under the PCP Material Contracts), whether accrued, absolute, asserted or unasserted, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have a material adverse effect on the business, financial condition or prospects of PCPI.

     This Agreement does not contain, and none of the PCPI Reports contained as of its date, any untrue statement of a material fact or any omission to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3.8 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as described in the PCPI Reports, since December 31, 1996 neither PCPI nor any of its Subsidiaries has:

           (a) undergone any change in its financial condition, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse to PCPI and its Subsidiaries taken as a whole;

           (b) experienced any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its prospects, properties or businesses;

           (c) declared, set aside or paid any dividend (whether in cash, stock or property) with respect to the capital stock of PCPI;

           (d) entered into, or materially amended, a material employment agreement or severance agreement or effected (other than normal increases in the ordinary course of its business that are consistent with past practices and that, in the aggregate, have not resulted in a material increase in benefits or compensation expense) any material increase in the compensation payable or to become payable to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees;

           (e) entered into any material transaction other than in the ordinary course of business;

           (f) waived any valuable right or any material debt owed to it;

           (g) changed or amended any material contract or arrangement by which it or any of its assets or properties is bound or subject;

           (h) materially changed its accounting methods, principles or practices; or

           (i) other than in the ordinary course of business consistent with past practices, materially revalued any of its assets, including, without limitation, write-downs of inventory or write-offs of accounts receivable.

     3.9 COMPLIANCE WITH APPLICABLE LAW. The businesses of PCPI and its Subsidiaries are not being conducted in violation of any applicable law, ordinance, regulation, decree or order of any governmental entity, except for violations which either singly or in the aggregate do not and are not expected to have a material adverse effect on the financial condition, business or operations of PCPI and its Subsidiaries taken as a whole.

     3.10 TITLE TO PROPERTY AND ASSETS. PCPI owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair PCPI's ownership or use of such property or assets. With respect to the property and assets it leases, PCPI is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     3.11 LITIGATION. Except as described in any of the PCPI Reports, (a) no material investigation or review by any governmental entity with respect to PCPI or any of its subsidiaries is pending or, to the best of PCPI's knowledge, threatened, nor has any governmental entity indicated to PCPI an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of PCPI's knowledge, threatened against or affecting PCPI or its Subsidiaries at law or in equity, or before any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which (i) seeks to enjoin or otherwise attacks this Agreement or the transactions contemplated hereby, or (ii) either singly or in the aggregate are not expected to have any material adverse effect on the financial condition, business or operations of PCPI and its Subsidiaries taken as a whole.

     3.12 TAX MATTERS. PCPI and its consolidated subsidiaries have timely filed all Federal, state, local and foreign tax returns required to be filed by them or on their behalf. All taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the PCPI balance sheets included in the PCPI Reports. The accruals for taxes reflected on such PCPI balance sheets are adequate for all unpaid Federal, state, local or foreign taxes (including interest and penalties, if any, thereon) due or which will become due for any period commencing prior to the date of such PCPI balance sheets.

     3.13 EMPLOYEE BENEFIT PLANS. Except as disclosed in the PCPI Reports, there is no bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any former or current director, consultant, officer or employee between PCPI and any directors or executive officers of PCPI.

     The PCPI Reports set forth a list of each employee benefit plan, policy, program or contract including, but not limited to, all such plans, policies and programs that are covered by Title l of ERISA, which are maintained or contributed to by PCPI for the benefit of, or pursuant to which PCPI has any liability with respect to, any current or former employees of PCPI (a "PCPI Employee Plan") and any trust (including a trust intended to qualify under
Section 501 (c)(9) of the Code).

     Each PCPI Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, the Code (if applicable) and ERISA (if applicable). Neither PCPI, the PCPI Employee Plans nor any of their respective current or former directors, officers, employees or agents have, with respect to any PCPI Employee Plan, engaged directly or indirectly in any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or
Section 406 of ERISA.

     PCPI neither provides nor has represented, promised or contracted (whether in oral or written form) to any employee or former employee (either individually or to employees or former employees as a group) that such employee(s) or former employees are, or would be, provided with postretirement medical, dental, welfare or life insurance benefits upon their retirement.

     As at the end of the most recent fiscal year, the actuarially computed value of vested benefits for pension plans, if any, of PCPI and its consolidated subsidiaries does not exceed the total of the net assets of the PCPI pension fund and the related accruals on the PCPI balance sheets included in the PCPI Reports.

     3.14 INTELLECTUAL PROPERTY. The PCPI Reports list all Rights owned by PCPI and any licenses of Rights granted by or to PCPI. Except as set forth in the PCPI Reports, to PCPI's knowledge, PCPI owns or is licensed to use the Rights, trade secret rights and other proprietary rights necessary for the conduct of its business as currently conducted, or it can obtain licenses therefor upon commercially reasonable terms, all without infringement of the rights of others, and to the best of PCPI's knowledge no person is infringing upon the Rights, trade secret rights and other proprietary rights owned by PCPI or used by PCPI.

     3.15 MATERIAL CONTRACTS. All contracts, agreements and instruments to which PCPI is a party, which involve future revenue to or payments by PCPI that are material are listed in the PCPI Reports (collectively, the "PCPI Material Contracts"). Except as set forth in the PCPI Reports, all the PCPI Material Contracts to which PCPI is a party are in full force and effect in all material respects. PCPI has no notice that any party to any such PCPI Material Contract intends to cancel, withdraw, modify or amend such PCPI Material Contract. PCPI is not in material default or breach, and no event has occurred or shall occur by reason of the transactions contemplated herein which would constitute a default or breach, where such default or breach would entitle another party hereto to accelerate or terminate such PCPI Material Contract or otherwise impose a material penalty or forfeiture thereunder (whether with or without notice, lapse of time or the happening or occurrence of any other event), under any PCPI Material Contract.

     3.16 FEES. PCPI has not paid nor become obligated to pay any investment banking, brokerage or finder's fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby or any other transaction of the type contemplated hereby.


                                      ARTICLE 4
                                      COVENANTS

It is further agreed as follows:

     4.1 CONDUCT OF BUSINESS. Prior to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 6.2 hereof, PCPI, PCPI Sub and NewGen (i) shall, and shall cause each of the respective Subsidiaries to, conduct their respective operations according to their ordinary and usual course of business, (ii) shall use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their respective business organizations and good will, keep available the services of their respective officers and employees and maintain satisfactory relationships with businesses, suppliers, distributors, customers and others having business relationships with them,
(iii) shall confer on a regular and frequent basis with one or more representatives of one another to report operational matters of materiality and the general status of ongoing operations, (iv) shall not amend their respective Articles/Certificates of Incorporation or Bylaws, except as provided for in this Agreement, (v) shall notify one another of any material emergency or other material change in the normal course of their or their Subsidiaries' respective businesses or in the operation of their or their Subsidiaries' respective properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (vi) shall deliver to the other true and correct copies of any reports, statements or schedules filed by them or their respective Subsidiaries with the Commission subsequent to the date of this Agreement within one day of the date on which such document is so filed, (vii) shall neither declare nor pay any dividends on their outstanding shares of capital stock nor redeem any capital stock, (viii) shall not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and described in Sections
2.2 or 3.2 hereof or as otherwise contemplated by Section 3.2 hereof or as described in the NewGen Reports, issue any shares of their respective capital stocks, effect any stock split or otherwise change their respective capitalizations as they existed on the date hereof, or (b) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of their respective capital stocks other than as contemplated by Section 3.2 hereof, (ix) shall not guarantee any indebtedness, (x) shall not acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (xi) shall not release or relinquish any material contract or other rights, (xii) other than as contemplated by Section 5.2.5 hereof, shall not adopt or materially amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any officer or employee or pay any benefit not required by any existing plan and arrangement, (xiii) shall not enter into any material transaction other than in the ordinary course of business except for transactions heretofore disclosed in writing to the other parties, and (xiv) shall not enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     4.2 ACCESS AND INFORMATION; CONFIDENTIALITY. NewGen, PCPI and PCPI Sub shall each afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, if any, pursuant to Section 6.2 hereof, to its plants, properties, assets, projections, plans, documents, books and records, and shall use their best efforts to cause their respective representatives to furnish to one another such additional financial and operating data and any and all other information as to their and their Subsidiaries' respective businesses, prospects, liabilities, assets and personnel as the other may from time to time reasonably request (including, without limitation, making available for inquiry their officers, employees and advisers), all for the purpose of verifying the accuracy of each other's representations and warranties made in this Agreement.

     PCPI, PCPI Sub and NewGen shall each cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as strictly confidential and shall not use, nor permit others to use, any such information in a manner detrimental to the other.

     4.3 NEWGEN AUDITED FINANCIAL STATEMENTS. NewGen shall at its own expense prepare a balance sheet, statements of operations, cash flows and shareholder's equity as of and for the six month period ended December 31 1996, and shall obtain and deliver to PCPI a favorable audit certification by independent public accountants acceptable to PCPI on such financial statements. Such audited financial statements shall include as a supplemental unaudited schedule or unaudited note to the financial statement a statement of operations for the three month periods ended September 30, 1996 and December 31, 1996.
Such audited financial statements shall be delivered by NewGen to PCPI not later than March 15, 1997.

     4.4 FILINGS AND SUBMISSIONS. PCPI shall, with NewGen's cooperation and participation, (i) prepare and file with the Commission as soon as reasonably practicable such filings with the Commission as may be necessary and/or required with respect to the transactions contemplated by this Agreement under the Securities Act or the Exchange Act, as applicable, and (ii) take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement. NewGen and PCPI shall each furnish to one another and one another's counsel all such information as may be required for the effectuation of the foregoing actions, and each represents and warrants to the other that no information furnished in connection with such actions or otherwise in connection with the consummation of the Merger and the other transactions contemplated by this Agreement with respect to itself will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in the circumstances under which it is so furnished, not misleading. NewGen and PCPI shall each promptly notify the other if at any time before the Effective Time it becomes aware of filing or submission, whether to the Commission or others, contains information pertaining to it, an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, NewGen and PCPI shall together prepare a supplement or amendment to such filing or submission which corrects such misstatement or omission, and shall cause the same to be filed with the Commission or others as necessary.

     4.5 SHAREHOLDERS' MEETING. In lieu of calling a special meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and to the transactions contemplated hereby, NewGen may obtain approval of the Agreement and such transactions by written consent of holders of a majority of the capital stock of NewGen. Delivery to PCPI of an executed copy of such written consent shall constitute satisfaction of NewGen's obligations hereunder. NewGen will call a special meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby. The record date for and the date of such meeting shall be determined jointly by NewGen and PCPI, but each shall occur as soon as practicable. Except as may be required by NewGen's directors' fiduciary duty (as determined in the specific case by a written opinion of NewGen's outside legal counsel), NewGen
(a) will, through its Board of Directors and management, recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated hereby and (b) will use its best efforts to solicit the requisite vote of approval.

     NewGen hereby represents that the Board of Directors of NewGen has unanimously (a) determined that the Merger is fair and in the best interest of the company and its shareholders, (b) approved this Agreement and the Merger, and (c) resolved to (except as may be required by NewGen's directors' fiduciary duty (as determined in the specific case by a written opinion of NewGen's outside legal counsel)) recommend approval and adoption of the Merger and this Agreement by the NewGen shareholders.

     4.6 RULES 144 AND 145. NewGen shall, prior to the Effective Time, cause to be delivered to PCPI a statement representing that they have knowledge of Rule 144 and the effect of this Rule on the shares being issued pursuant to this Merger.

     NewGen shall, prior to the Effective Time, cause to be delivered to PCPI a list identifying all persons who were, in its opinion, at the time of the special meeting of NewGen shareholders to be held in accordance with Section 4.5 hereof, "affiliates" of NewGen for purposes of Rule 144 promulgated by the Commission under the Securities Act. NewGen shall cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section to execute a written agreement at or prior to the Effective Time, in a form satisfactory to PCPI (a "Satisfactory Affiliate Agreement"), that such person will not offer or sell or otherwise dispose of any of the shares of PCPI Common Stock issued to such person pursuant to this Agreement in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder. Such statement shall be in a form provided by PCPI at least two days prior to the Effective Time and shall be in a form reasonably satisfactory to NewGen.

     4.7 PCPI BOARD COMPOSITION. PCPI shall, at each of its annual meetings of stockholders held after the Effective Time, through and including the PCPI annual meeting of stockholders held in 1997, include the names of Frank Kavanaugh and Al Dubrow on the PCPI nominated slate of directors for election at such meeting, and will use its best efforts and their respective votes to cause Messrs. Kavanaugh and Dubrow election as a PCPI director at such meetings. If elected, Messrs. Kavanaugh and Dubrow will use their votes to elect the existing Board of Directors.

     4.8 REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to more fully effectuate the parties' intentions as expressed in this Agreement, to cause all closing conditions of the other parties to be satisfied, and to consummate and make effective the Merger and the other transactions in accordance with the terms of this Agreement. No party hereto will, however, take or permit steps to be taken that would cause such party to be in breach or default of any covenant, representation or warranty of that party contained herein, or which result in a breach of applicable statutory or non-statutory laws.

     4.9 PUBLIC DISCLOSURES. No disclosure of this Agreement, its contents or the transactions contemplated hereby shall be made by any person except at such time and in such form and content as may be agreed upon by PCPI and NewGen (provided, however, that such content shall be reasonably satisfactory to NewGen). After the initial public disclosure thereof, NewGen will consult with PCPI before issuing any press release or otherwise making any public statement (including, without limitation, statements by NewGen generally to its customers, employees or suppliers) with respect to the transactions contemplated hereby.

     4.10 FOREWARNING. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties, or covenants contained in this Agreement or an inability to satisfy the conditions to another party's obligation to effect the Merger, and will use its best efforts to prevent or promptly remedy the same.


                                      ARTICLE 5
                                 CONDITIONS PRECEDENT

     5.1 CONDITIONS PRECEDENT TO NEWGEN'S OBLIGATION TO EFFECT THE MERGER. The obligation of NewGen to effect the Merger shall be subject, at its option, to the following conditions:

           5.1.1 REPRESENTATIONS, COVENANTS, CERTIFICATE. (a) The representations and warranties of PCPI and PCPI Sub herein contained shall in all material respects be true as of the date of this Agreement and as of the Effective Time with the same effect as though made at the Effective Time; (b) PCPI and PCPI Sub shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time;
     (c) there shall have been no material adverse changes in PCPI's or PCPI Sub's business, assets, financial condition or prospects; and (d) PCPI and PCPI Sub shall each have delivered to NewGen a certificate, dated the Effective Time and signed on its behalf by its President or a Vice President, to both such effects.

           5.1.2 OPINION OF COUNSEL FOR PCPI AND PCPI SUB. NewGen shall have received from Carmine Bua, Esq., counsel for PCPI and PCPI Sub (or, if PCPI utilizes other counsel in connection with any suit or proceeding, from such other counsel with respect thereto), an opinion (subject to reasonable exceptions, limitations, qualifications and assumptions), dated the Effective Time, in form and substance reasonably satisfactory to NewGen, to the effect that (a) PCPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has corporate power to own all of its properties and assets and to carry an its business as it is now being conducted and has corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;
     (b) PCPI Sub in a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has corporate power to enter into this Agreement, consummate the Merger and to carry out the other transactions contemplated hereby; (c) this Agreement has been duly authorized, executed and delivered by PCPI and PCPI Sub and constitutes their valid and binding obligation, and all corporate action by them required in order to effect the transactions contemplated hereby has been taken; (d) the shares of PCPI Common Stock issuable pursuant to the Merger have been duly and validly authorized and upon issuance will be validly issued, fully paid and nonassessable shares; (e) except as provided in
     Section 3.5 hereof, no order, authorization, consent or approval of, or registration, declaration or filing with any governmental authority is required in connection with the consummation by PCPI and PCPI Sub of the Merger or by PCPI and PCPI Sub of the other transactions contemplated by this Agreement; (f) the execution, delivery and performance of this Agreement by PCPI and PCPI Sub and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under the Certificate of Incorporation or Bylaws of PCPI or PCPI Sub; (g) upon the filing of this Agreement and/or other appropriate certificates with the Secretary of State of Nevada and the Secretary of State of California, the Merger shall have been duly consummated in accordance with the Nevada Statute and the California Statute with the effect provided therein and in Article 1 of this Agreement; (h) such counsel knows of no suit or proceeding pending or threatened against or affecting PCPI or any of its Subsidiaries which is reasonably likely to materially adversely affect the financial condition, business or operations of PCPI and its Subsidiaries taken as a whole; (i) and a favorable opinion as to such other matters incident to the matters herein contemplated as

     NewGen and its counsel may reasonably request, including the validity of all proceedings taken by PCPI. NewGen shall agree to waive receipt of such opinion of counsel until March 15, 1997.

           5.1.3 BOARD OF DIRECTORS OF PCPI. PCPI shall have caused its Board of Directors to be reconstituted so that as of immediately after the Effective Time such Board shall consist of Messrs. Kavanaugh and Dubrow and the current Board of Directors of PCPI.

           5.1.4 NEWGEN REPORTS. Within 10 business days following the execution of this Agreement, NewGen shall deliver to PCPI the NewGen Reports. Subsequent to the Effective Time, the NewGen Reports shall be updated through March 15, 1997 and shall be delivered to PCPI on such date.

           5.1.5 REGISTRATION RIGHTS. PCPI shall allow (i) for a registration statement of the PCPI Common Stock to be issued under this Agreement as mutually agreed upon, at the expense of the NewGen shareholders, in accordance with the "pooling of interest" rules. The preceding condition shall become a covenant of the parties and shall survive the closing and Effective Time.

     5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PCPI AND PCPI SUB. The obligations of PCPI Sub to effect the Merger, and of PCPI to deliver the shares of PCPI Common Stock issuable pursuant to the Merger, shall be subject, at their option, to the following conditions:

           5.2.1 REPRESENTATIONS, COVENANTS, CERTIFICATION. (a) The representations and warranties of NewGen herein contained shall in all material respects be true as of the date of this Agreement and as of the Effective Time with the same affect as though made at the Effective Time;
     (b) NewGen shall in all material respects have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; (c) there shall have been no material adverse change in NewGen's business, assets, financial condition or prospects; and (d) NewGen shall have delivered to PCPI a certificate, dated the Effective Time and signed on its behalf by its President or a Vice President, to both such effects.

           5.2.2 OPINION OF COUNSEL FOR NEWGEN. PCPI and PCPI Sub shall have received from Brobeck, Phleger and Harrison LLP, counsel for NewGen (or, if NewGen utilizes other counsel in connection with any suit or proceeding, from such other counsel with respect thereto), an opinion (subject to reasonable exceptions, limitations, qualifications and assumptions), dated the Effective Time, in form and substance reasonably satisfactory to PCPI, to the effect that (a) NewGen is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has corporate power to own all of its properties and assets and to carry on its business as it is now being conducted, and has corporate power and authority to enter into this Agreement, consummate the Merger and to carry out the other transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by NewGen and constitutes the valid and binding obligation of NewGen, and all corporate action by it required in order to effect the transactions contemplated hereby has been taken; (c) except as provided in Section 2.3 hereof, no order, authorization, consent or approval of, or registration, declaration or filing with any governmental authority is required of NewGen in connection with the consummation by NewGen of the Merger or by NewGen of the other transactions contemplated by this Agreement; (d) the execution, delivery and performance of this Agreement by NewGen and the consummation of the transactions contemplated hereby will not constitute a breach or violation of or default under the Articles of Incorporation or Bylaws of NewGen; (e) upon the filing of this Agreement and/or other appropriate certificates with the Secretary of State of California and the Secretary of State of Nevada, the Merger shall have been duly consummated in accordance with the California Statute and the Nevada Statute with the effect provided therein and in
     Article 1 of this Agreement; (f) such counsel knows of no suit or proceeding pending or threatened against or affecting NewGen or any of its Subsidiaries which is reasonably likely to materially adversely affect the financial condition, business or operations of NewGen and its

     Subsidiaries taken as a whole; and a favorable opinion as to such other matters incident to the matters herein contemplated as PCPI and its counsel may reasonably request, including the validity of all proceedings taken by NewGen. PCPI and PCPI Sub shall agree to waive receipt of such opinion of counsel until March 15, 1997.

           5.2.3 AFFILIATE AGREEMENTS. Each person identified as an "affiliate" of NewGen in the list furnished to PCPI and PCPI Sub by NewGen pursuant to Section 4.6 hereof shall have executed a Satisfactory Affiliate Agreement.

           5.2.4 MESSRS. KAVANAUGH AND DUBROW AS CONSULTANTS AND/OR EMPLOYEES. Messrs. Kavanaugh and Dubrow shall have canceled their NewGen employment agreements and entered into consulting or employment agreements (on terms and conditions as set forth in a term sheet which has been delivered by PCPI to him and otherwise of like tenor as the employment agreements PCPI shall enter with its other senior executive officers) with NewGen calling for him to serve as an executive officer of PCPI for no less one year beginning at the Effective Time. Compensation under the agreements shall be based on the fair market value of the future employment services to be provided by Messrs. Kavanaugh and Dubrow to NewGen which is at the rate of $8,333.33 per month ($100,000 per year). Messrs. Kavanaugh and Dubrow are also to receive health benefits under comparable terms and conditions as other employees.

           5.2.5 SHAREHOLDER NOTES RECEIVABLE. Within ninety (90) days of the Effective Time, NewGen shall have caused the net Notes Receivable in the amount of $80,000 relating to the purchase of NewGen Common Stock, to be collected in full.

           5.2.6     [Reserved]

           5.2.7 PCPI REPORTS. Within 10 business days following the execution of this Agreement, PCPI shall deliver to NewGen the PCPI Reports.

5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of NewGen and PCPI Sub to effect the Merger and the obligation of PCPI to deliver the shares of PCPI Common Stock issuable pursuant to the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

           5.3.1 STOCKHOLDERS' APPROVAL. The holders of the shares of capital stock of NewGen and PCPI Sub entitled to vote thereon shall have duly approved this Agreement and the transactions contemplated hereby, all in accordance with the requirements of the California Statute and the Nevada Statute and the respective Articles/Certificate of Incorporation and Bylaws of NewGen an PCPI Sub.

           5.3.2 INJUNCTIONS. No preliminary or permanent injunction or other order by any United States Federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued.

           5.3.3 POOLING OF INTERESTS. NewGen shall take all actions reasonably requested by PCPI, including obtaining agreements from their affiliates regarding the sale of their shares, to assist PCPI in accounting for the transaction contemplated by this Agreement as a "pooling of interest."

           5.3.4 TAX-FREE REORGANIZATION. PCPI and NewGen shall take all actions necessary to ensure that the transaction described herein shall be qualified as a tax-free reorganization under Section 368 of the Code.

     5.4 CLOSING DATE. The closing of the Merger contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of Personal

Computer Products, Inc., 11031 Via Frontera, San Diego, California 92127 (except for the filing of this Agreement and/or other appropriate certificates with the Secretary of State of Nevada and the Secretary of State of California, which shall take place in the office of such respective Secretaries), on (i) the date of the meeting of the shareholders of NewGen to approve the Merger, if all conditions to the Merger have been satisfied or waived on or before such date,
(ii) the business day following the satisfaction or waiver of all conditions to the Merger if all such conditions have not been satisfied or waived on or before the date of such meeting of shareholders, or (iii) the date the Certificate of Merger is filed in the State of California if the mutual agreement of the parties is to proceed with the closing after delivery of the NewGen Reports, the PCPI Reports, shareholder approval of PCPI Sub and NewGen and Board approval by PCPI, PCPI Sub and NewGen.


                                    ARTICLE 6
                          DEFINITIONS AND MISCELLANEOUS

     6.1 DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the following meanings:

           CALIFORNIA STATUTE: as defined in the fourth paragraph of this Agreement.

           CODE:  as defined in the second paragraph of this Agreement.

           CONVERTIBLE DEBENTURES:  PCPI Convertible Subordinated Notes.

           DISSENTING SHARES:  as defined in Section 4.9 hereof.

           EFFECTIVE TIME: the time at which this Agreement and/or other appropriate certificates shall be filed in the office of the Secretary of State of Nevada in accordance with the laws of the State of Nevada and in the office of the Secretary of State of California in accordance with Sections 1103 and 1108 of the California Statute.

           ERISA:  as defined in Section 2.10 hereof.

           EXCHANGE AGENT:  as defined in section 1.4.2 hereof.

           EXCHANGE ACT:  Securities Exchange Act of 1934, as amended.

           MERGER: the merger of NewGen into PCPI Sub in accordance with the terms and conditions of this Agreement.

           NEVADA STATUTE: as defined in the fourth paragraph of this Agreement.

           NEWGEN COMMON STOCK:  shares of Common Stock of NewGen.

           NEWGEN REPORTS:  as defined in Article 2 hereof.

           NEWGEN STOCK OPTION PLANS:  the 1996 Stock Option Plan of NewGen.

           PCPI COMMON STOCK:  shares of Common Stock, $0.005 value, of PCPI.

           PCPI 5% PREFERRED STOCK: shares of 5% Convertible Preferred Stock, $1,000 par value, of PCPI.

           PCPI 5% SERIES B PREFERRED STOCK: shares of 5% Series B Convertible Preferred Stock, $1,000 par value, $10,000 liquidation value of PCPI.

           PCPI REPORTS:  as defined in Article 3 hereof.

           PCPI SUB COMMON STOCK: shares of Common Stock, $0.01 par value, of PCPI Sub.

           SATISFACTORY AFFILIATE AGREEMENT:  as defined in Section 4.6 hereof.

           COMMISSION: the Securities and Exchange Commission, or any governmental agency succeeding to its functions.

           SECURITIES ACT:  Securities Act of 1933, as amended.

           SUBSIDIARY: any corporation, association, or other business entity a majority (by number of votes) of the shares of capital stock (or other voting interests) of which is owned by NewGen, PCPI or their respective Subsidiaries.

           SURVIVING CORPORATION:  as defined in Section 1.1 hereof.

     6.2 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned (a) by the mutual written consent of PCPI, PCPI Sub and NewGen, (b) by either PCPI Sub or NewGen if the Effective Time has not occurred prior to April 1, 1997 (provided that the right to terminate this Agreement under this Section 6.2 shall not be available to any party (PCPI and PCPI Sub being considered for this purpose a single party) whose failure to fulfill any obligation under this Agreement has been the sole cause of or has alone resulted in the failure of the Effective Time to occur on or before such date), or (c) by either PCPI Sub or NewGen, as the case may be, if any of the conditions specified herein with respect to its obligations has not been met or waived, as of the date required to be met, or has become impossible to satisfy. In the event of such termination and abandonment under any of clauses (a) through (c) no party hereto shall have any liability or further obligations to any other party to this Agreement, except as provided in Section 6.5 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

     6.3 AMENDMENTS AND SUPPLEMENTS. At any time before or after approval and adoption of this Agreement by the respective shareholders of NewGen and PCPI Sub and prior to the Effective Time, this Agreement may be amended or supplemented by (and only by) a written instrument signed by NewGen, PCPI and PCPI Sub and approved by their respective Boards of Directors, except that, after the shareholders of NewGen have approved this Agreement, there shall be no amendment which changes the ratio at which NewGen Common Stock is to be converted into PCPI securities as provided in Article 1, without the further approval of such shareholders.

     6.4 EXTENSIONS AND WAIVERS. At any time prior to the Effective Time, the parties hereto, by act or order by their respective Boards of Directors, may
(i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions contained herein except the conditions set forth in Section 5.3.1 hereof. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

     6.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. Except for the obligations of the parties contained in Sections 4.2, 4.3, 4.4, 4.6, 4.7 and
4.9 hereof, the respective representations and warranties of NewGen, PCPI and PCPI Sub contained in Articles 2 and 3 and their respective agreements contained in Article 4 shall expire with, and be terminated by, the Merger, and none of NewGen, PCPI and PCPI Sub shall have any liability whatsoever with respect to such representations, warranties or agreements after the Effective Time. The obligations of the parties contained in Sections 4.2 and 4.8 shall survive termination of this Agreement.

     6.6 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, and costs and expenses appropriately characterized as joint expenses shall be paid in equal shares by NewGen and PCPI.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

     6.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed:

     To PCPI or PCPI Sub:     11031 Via Frontera
                              San Diego, California 92127
                              Attention:  Edward W. Savarese

     To NewGen:               3545 Cadillac Avenue
                              Costa Mesa, California, 92626
                              Attention:  Frank Kavanaugh

     6.9 EQUITABLE REMEDIES. NewGen acknowledges and agrees that the legal remedies available to PCPI in the event NewGen violates the covenants and agreements made in this Agreement would be inadequate and that PCPI would be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which PCPI may have at law or in equity.

     6.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provision of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad (but fully as broad) as is enforceable.

     6.11 ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including without limitation the letter of intent), (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and (iii) shall not be assignable by operation of law or otherwise.

                                AMENDED AND RESTATED
                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        PERSONAL COMPUTERS PRODUCTS, INC.



Attest:

                                        By
-----------------------------------          -----------------------------------
Title:  Secretary                       Edward W. Savarese, President


                                AMENDED AND RESTATED
                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        NEWGEN SYSTEMS ACQUISITIONS CORPORATION


Attest:

                                        By
-----------------------------------          -----------------------------------
Title:  Secretary                                      Al Dubrow, President

                                AMENDED AND RESTATED
                            AGREEMENT AND PLAN OF MERGER
                                        AND
                               PLAN OF REORGANIZATION
                                   SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        NEWGEN IMAGING TECHNOLOGIES CORP.

Attest:

                                        By
-----------------------------------          -----------------------------------
Title:  Secretary                       Edward W. Savarese, President